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                                                                     EXHIBIT 3.3

                             STATE OF NEW HAMPSHIRE

Filing fee:     $35.00                                               Form No. 14
Use black print or type                                          RSA 293-A:10.06
Leave 1" margins both sides

                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION
                                       of
                               HEALTHSOURCE, INC.

PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

      FIRST: The name of the corporation is: HEALTHSOURCE, INC.

      SECOND: The text of each amendment adopted is:

      To amend ARTICLE FIFTH, Paragraph A by replacing it in its entirety with the following:

            A. Authorized Shares: The total authorized capital stock of the Corporation shall consist of eight hundred ten million (810,000,000) shares of which (i) eight hundred million (800,000,000) shares shall be Common Stock of $.10 par value per share; and, (ii) ten million (10,000,000) shares shall be Preferred Stock of $.10 per value per share.

      THIRD: If the amendment provides for an exchange, reclassification, or cancellation of issued shares, the provisions for implementing the amendment(s) if not contained in the above amendment are:

      Not applicable.

      FOURTH: The amendment(s) were adopted on (date): May 14, 1996.

              [If more space is needed, attach additional sheet(s)]


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ARTICLES OF AMENDMENT TO THE                                         Form No. 14
ARTICLES OF INCORPORATION                                                (Cont.)
OF HEALTHSOURCE, INC.

      FIFTH: (Check one)

      A. |_| The amendment(s) were adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

      B. |X|  The amendment(s) were approved by the shareholders. (Note 1)


                                                               Number of votes
Designation                                   Number of        indisputably
(class or series)      Number of              votes entitled   represented at
of voting group        shares outstanding     to be cast       the meeting
---------------        ------------------     ----------       -----------

Common Stock           63,677,955             63,677,955       53,932,776

Designation
(class or series)   Total number of votes cast:  OR   Total number of undisputed
of voting group     FOR                AGAINST   --   votes cast FOR
---------------     ---                -------        --------------

Common Stock        37,149,560         16,488,787     --

      SIXTH: The number cast for the amendment(s) by each voting group was sufficient for approval by each voting group.

Dated: May 20, 1996


                                               HEALTHSOURCE, INC.  (Note 2)


                                               By /s/ Norman C. Payson  (Note 3)
                                               ---------------------------------
                                               Signature of its President


                                               Norman C. Payson, M.D.
                                               ---------------------------------
                                               Print or type name


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Notes:

1. All sections under "B." must be completed. If any voting group is entitled to vote separately, give respective information for each voting group. (See RSA 293-A:1.40 for definition of voting group.)

2.    Exact corporate name of corporation adopting articles of amendment.

3. Signature and title of person signing for the corporation. Must be signed by the chairman of the board of directors, president or another officer; or see RSA 293-A:1.20(f) for alternative signatures.

Mail fee and ORIGINAL and ONE EXACT OR CONFORMED COPY to: Secretary of State, State House, Room 204, 107 North Main Street, Concord, NH 03301-4989

                                                                            7/93


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